Exhibit 35.2

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and
2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

COMM 2015-CR22

COMM 2015-CCRE22 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Deutsche Bank

Institutional Cash & Securities Services (ICSS)

1761 E. Saint Andrew Place

Santa Ana CA 92705

Karlene Bienvenuto

Deutsche Bank

1761 E. St. Andrew Place

Santa Ana CA 92705

Melissa Rossiter

Deutsche Mortgage & Asset Receiving Corporation

c/o Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York NY 10281

Anna H Glick

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street

New York NY 10005

Lainie Kaye

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

Kroll Bond Rating Agency, Inc.,
845 Third Avenue, 4th Floor
Attention: CMBS Surveillance
New York NY 10022

General Contact

Moody's Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York NY 10007

General Contact

Park Bridge Lender Services LLC

560 Lexington Avenue, 17th Floor

Att: {pool name} - Surveillance Manager

New York NY 10022

David Rodgers

Park Bridge Lender Services LLC
560 Lexington Avenue, 17th Floor
New York NY 10022

Gabe Faithful

Park Bridge Lender Services LLC
Att: {Pool Name}

560 Lexington Avenue, 17th Floor
New York NY 10022

Group

Wilmington Trust, National Association
1100 North Market Street

Wilmington DE 19890

Adam Scozzafava

Wilmington Trust, National Association
1100 North Market Street

Wilmington DE 19890

Group